UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 6, 2009

Piedmont Community Bank Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-52453	20-8264706
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 Bill Conn Parkway, Gray, Georgia 31032

(Address of Principal Executive Offices, including Zip Code)

(478) 986-5900

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in the second paragraph under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2009 Piedmont Community Bank Group, Inc. (the “Company”) filed Articles of Amendment with the Secretary of State of Georgia authorizing the issuance of 160,000 shares of Series A Preferred Stock and setting forth the voting and other powers, designations, preferences and relative rights of the Series A Preferred Stock. A copy of the Articles of Amendment is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

The filing of the Articles of Amendment coincided with the commencement by the Company of a private placement of up to 160,000 shares of its Series A Preferred Stock. The price per share in the offering is $25.00. The total offering price, therefore, is $4 million. The shares are being sold on the Company’s behalf through a “best efforts” basis by its directors and executive officers to selected accredited investors. No commissions are being paid. The shares that are being offered have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The offering is being conducted in a manner designed to be exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Act and Rule 506 promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Amendment filed with the Georgia Secretary of State on March 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 12, 2009	PIEDMONT COMMUNITY BANK GROUP, INC.

	By:	/s/ Julie Simmons
Julie Simmons Chief Financial Officer